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                                                                     EXHIBIT 5.1



                   [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]



                              November 17, 1997



OYO Geospace Corporation
7334 N. Gessner Road
Houston, Texas  77040

Ladies and Gentlemen:

             We refer to the Registration Statement on Form S-1 (Registration No. 333-36727), as amended (the "Registration Statement"), filed by OYO Geospace Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to (i) the offer by the Company of 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and up to 150,000 shares of Common Stock that may be sold by the Company in the event the underwriters for the offering elect to exercise their over-allotment option and (ii) the offer by the selling stockholder of the Company listed in the Registration Statement (the "Selling Stockholder") of 1,000,000 shares of Common Stock and up to 150,000 shares of Common Stock that may be sold by the Selling Stockholders in the event the underwriters for the offering elect to exercise their over-allotment option.

             As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

             Upon the basis of such examination, we are of the opinion that:

                     (i) The 1,150,000 shares of Common Stock offered by the
             Company, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.
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OYO Geospace Corporation
November 17, 1997
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                     (ii) The 1,150,000 shares of Common Stock offered by the
             Selling Stockholder have been legally issued and are fully paid and nonassessable.

             We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                                 Very truly yours,

                                                 /s/ Fulbright & Jaworski L.L.P.

                                                 Fulbright & Jaworski L.L.P.